UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
CLEARPOINT NEURO, INC.
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ClearPoint Neuro, Inc.
120 S. Sierra Avenue, Suite 100
Solana Beach, California 92075
April [ ], 2023
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of ClearPoint Neuro, Inc. to be held on Wednesday, May 24, 2023 at 9:00 a.m., Pacific Time. Our Annual Meeting will be held virtually via the Internet at https://www.cstproxy.com/clearpointneuro/2023, with no physical, in-person meeting. For more information on how to access and attend this year’s virtual Annual Meeting, please refer to the General Information section beginning on page 1 in the enclosed Proxy Statement.
At this year’s Annual Meeting, the agenda includes: (1) the election of the eight directors named in the accompanying Proxy Statement; (2) a proposal to ratify the appointment of our independent registered public accounting firm; (3) a proposal to approve the compensation of our named executive officers; and (4) a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of our common stock. The Board of Directors recommends that you vote FOR the election of the eight directors named in the accompanying Proxy Statement, FOR the ratification of the appointment of our independent registered public accounting firm, FOR the compensation of our named executive officers, and FOR an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of our common stock. Executive officers of the company will be present at the Annual Meeting to answer any appropriate questions you may have.
It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, you are urged to submit your proxy electronically via the Internet as instructed in these materials. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote at the Annual Meeting. Your vote is very important. We urge you to vote your proxy as soon as possible.
We look forward to seeing you at the Annual Meeting.

Very truly yours,

Joseph M. Burnett
Chief Executive Officer and President

Your Vote Is Important You are urged to vote electronically via the Internet as instructed in these materials.

ClearPoint Neuro, Inc.
120 S. Sierra Avenue, Suite 100
Solana Beach, California 92075
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2023
Dear Stockholder:
The regular Annual Meeting of Stockholders of ClearPoint Neuro, Inc. will be held on Wednesday, May 24, 2023 at 9:00 a.m., Pacific Time. Our Annual Meeting will be held virtually via the Internet at https://www.cstproxy.com/clearpointneuro/2023, with no physical, in-person meeting. For more information on how to access and attend the Annual Meeting, please refer to the General Information section beginning on page 1 in the Proxy Statement. The Annual Meeting will be held for the following purposes:
1.Election of our Directors. To elect the eight directors named herein to serve until the 2024 Annual Meeting of Stockholders;
2.Ratification of the Auditors. To ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.Advisory Approval of Executive Compensation. To cast an advisory (non-binding) vote to approve the compensation of our named executive officers;
4.Approval of an Amendment to our Amended and Restated Certificate of Incorporation. To approve an amendment to our Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from two hundred million (200,000,000) shares to ninety million (90,000,000) shares; and
5.Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment of the meeting.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.
Only those stockholders of record at the close of business on March 27, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that day, 24,582,251 shares of common stock were outstanding. Each share entitles the holder to one vote.
Pursuant to rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2022 Annual Report, and a Proxy Card. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our 2023 Annual Meeting of Stockholders and conserve natural resources.

By Order of the Board of Directors,

Ellisa Cholapranee
General Counsel and Secretary

April [ ], 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2023:

The Company’s Proxy Statement and Annual Report to stockholders for the fiscal year ended December 31, 2022 are available at https://www.cstproxy.com/clearpointneuro/2023

A Notice or the Proxy Statement, form of proxy and accompanying materials are first being sent to shareholders on or about April [ ], 2023

ClearPoint Neuro, Inc.
120 S. Sierra Avenue, Suite 100
Solana Beach, California 92075
Proxy Statement for Annual Meeting of Stockholders
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, MAY 24, 2023:
THIS PROXY STATEMENT, THE PROXY CARD AND OUR 2022 ANNUAL REPORT ON
FORM 10-K ARE AVAILABLE ON THE INTERNET AT
HTTPS://WWW.CSTPROXY.COM/CLEARPOINTNEURO/2023.
GENERAL INFORMATION

What is the Notice of Internet Availability of Proxy Materials and why am I receiving it?
Pursuant to the “e-proxy” rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials in a fast and efficient manner via the Internet. Accordingly, on or about April [ ], 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the close of business on March 27, 2023, and posted our proxy materials on the website referenced in the Notice (https://www.cstproxy.com/clearpointneuro/2023). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice. The Notice contains instructions on how to access and read this Proxy Statement and our Annual Report on the Internet and how to vote online. If you received a Notice by mail, you will not receive paper copies of the proxy materials in the mail, unless you request them. If you received a Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Notice for requesting the materials, and we will promptly mail the materials to you.

What is this document?
This document is the Proxy Statement of ClearPoint Neuro, Inc. for the 2023 Annual Meeting of Stockholders, or the “Annual Meeting,” to be held at 9:00 a.m., Pacific Time, on Wednesday, May 24, 2023.
We refer to ClearPoint Neuro, Inc. throughout this document as “we,” “us” or the “Company.”
What is the date and time of the Annual Meeting?
The Annual Meeting is scheduled to be held on Wednesday, May 24, 2023, at 9:00 a.m. Pacific Time.
How do I access and attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by audio webcast. No physical in-person meeting will be held. The online Annual Meeting will begin promptly at 9:00 a.m. Pacific Time on May 24, 2023. We encourage you to access the Annual Meeting prior to the start time, leaving ample time to check in. You will be able to attend the Annual Meeting online and vote by visiting https://www.cstproxy.com/clearpointneuro/2023.
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, or “Continental” (i.e., you are the stockholder of record), please follow the instructions included in the Notice sent to you, which contains the URL address (https://www.cstproxy.com/clearpointneuro/2023), along with your control number. You will need your control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your Proxy Card or in the instructions that accompanied your proxy materials, to access and attend the Annual Meeting virtually via the Internet. If you do not have your control number, please contact Continental at the phone number or e-mail address below.

If your shares are held in the name of your broker, bank or other nominee, you must contact your broker, bank or other nominee and obtain a legal proxy. Once you obtain your legal proxy, please contact Continental to have a control number generated for the Annual Meeting:
•By telephone at (917) 728-9124; or
•By email at proxy@continentalstock.com.
Can I ask questions at the virtual Annual Meeting?
Stockholders who attend our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting. You must have your control number provided in the Notice sent to you or obtained by following the instructions above.
What is a proxy?
It is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy, or a “Proxy Card.”
Who is paying the costs to prepare this Proxy Statement and solicit my proxy?
We will pay all expenses in connection with the solicitation of the proxies related to this Proxy Statement.
Who is soliciting my proxy, and will anyone be compensated to solicit my proxy?
Your proxy is being solicited by and on behalf of our Board of Directors, or our “Board.” We have retained the services of Morrow Sodali, a professional proxy solicitation firm, to aid in the solicitation of proxies for an estimated fee of $9,000 plus expenses. Morrow Sodali may conduct this proxy solicitation by mail, telephone, facsimile, e-mail, other electronic channels of communication, or otherwise.
In addition to solicitation by the proxy solicitor and by the use of mail, proxies may be solicited by our officers and employees by telephone, electronic mail, facsimile transmission or other means of communication. Our officers and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We may also reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.
What is ClearPoint Neuro, Inc., and where is it located?
We are a commercial-stage medical device company that develops and commercializes innovative platforms for performing minimally invasive surgical procedures in the brain under direct, intra-procedural magnetic resonance imaging, or “MRI,” guidance. In 2021, our efforts expanded beyond the MRI suite to encompass development and commercialization of new neurosurgical device products for the operating room setting. Our ClearPoint® system, which is in commercial use in the United States, the United Kingdom, and the European Union, is used to perform minimally invasive surgical procedures in the brain. Our SmartFlow® cannula has been used in approved clinical trials to inject gene and cell therapies directly into the brain, thus bypassing the blood-brain barrier. In 2021, we began offering a growing list of consulting services to our biologics and drug delivery customers, including clinical support and training, protocol consultation, customized device development, and other solutions to optimize pre-clinical and clinical workflows.

Our principal executive office is located at 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075. We also conduct other operations, including component processing, final assembly, packaging and distribution activities for our ClearPoint products, at a facility in Irvine, California.
Where is our common stock traded?
Our common stock is traded on The Nasdaq Capital Market under the symbol “CLPT.”
Will the Company’s directors be in attendance at the Annual Meeting?
The Company encourages, but does not require, its directors to attend annual meetings of stockholders, recognizing that from time-to-time scheduling conflicts may occur that will prevent a director from attending. We expect that all of our Board members will attend the Annual Meeting, if possible.

VOTING MATTERS
Who is entitled to attend and vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, March 27, 2023, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. A list of our stockholders will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, at our principal executive office during ordinary business hours for a period of ten days prior to the Annual Meeting. Please contact Ellisa Cholapranee at (888) 287-9109 to coordinate your review. On March 27, 2023, we had 24,582,251 shares of common stock outstanding.
Stockholders of Record: Shares Registered in Your Name. If at the close of business on March 27, 2023, your shares were registered directly in your name with Continental, then you are a stockholder of record. As a stockholder of record, you may submit your vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares by following the instructions in the Notice or in this proxy statement to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If at the close of business on March 27, 2023, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on and what does the Board recommend?

You will be asked to vote on the following items:	Our Board recommends that you vote:

◦Proposal No. 1: To elect the eight nominees named herein to serve on our Board of Directors until the 2024 Annual Meeting of Stockholders;	◦“FOR” Proposal No. 1, the election of each of the eight nominees named herein to serve on our Board of Directors;
◦Proposal No. 2: To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;	◦“FOR” Proposal No. 2, the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
◦Proposal No. 3: To cast an advisory (non-binding) vote to approve the compensation of our named executive officers;	◦“FOR” Proposal No. 3, the approval of the compensation of our named executive officers;
◦Proposal No. 4: To approve an amendment to our Amended and Restated Certificate of Incorporation.	◦“FOR” Proposal No. 4, the approval of an amendment to our Amended and Restated Certificate of Incorporation.
May other matters be raised at the Annual Meeting? How will the meeting be conducted?
We currently are not aware of any business to be acted upon at the Annual Meeting other than the four matters described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the stockholders. If other business is properly raised, your proxies have authority to vote in their discretion, including to adjourn the Annual Meeting.
The Chairman of the Annual Meeting has broad authority to conduct the Annual Meeting so that the business of the Annual Meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting. The Chairman of the Annual Meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

Do any of the proposals entitle me to a dissenter’s right of appraisal?
Our stockholders are not entitled to dissenters’ rights in connection with any of the proposals to be voted on at the Annual Meeting. Furthermore, we do not intend to independently provide our stockholders with any such rights.
How do I vote?
For Proposal No. 1, you may either vote “FOR” each nominee named herein to serve on the Board or you may withhold your vote for any nominee that you specify. For Proposal No. 2, Proposal No. 3 and Proposal No. 4, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy on the Internet, or by using a Proxy Card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and submit your vote online even if you have already voted by proxy.
•To vote at the Annual Meeting, follow the instructions above to attend and submit your vote.
•To authorize a proxy to vote your shares using a Proxy Card, simply complete, sign and date the Proxy Card that may be delivered and return it promptly in the envelope provided. To request a Proxy Card, follow the instructions on the Notice. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares as you direct.
•You can choose to vote your shares at any time using the Internet site identified on your Notice. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on your Notice. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you. We do not charge any separate fees for access to the Internet voting site. Your vote must be received by 11:59 p.m. Eastern Time on May 23, 2023 to be counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a notice and voting instructions from that organization, rather than from us. Simply follow the instructions in that notice to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee and contact Continental to have a control number generated for the Annual Meeting by following the instructions set forth on page 1 of this Proxy Statement under “How do I access and attend the Annual Meeting?”.
What if I return a Proxy Card or otherwise vote but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated Proxy Card or otherwise vote without marking any voting selections, your shares will be voted as follows:
•“FOR” the election of each of the eight nominees named herein to serve on the Board of Directors;
•“FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•“FOR” the approval of the compensation of our named executive officers; and
•“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation.
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares as recommended by our Board or, if no recommendation is given, will vote your shares using such individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee and you do not provide that organization with voting instructions, that organization will determine if it has the discretionary authority to vote on the particular matter. On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. We believe Proposal No. 2, the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm, and Proposal No. 4, the approval of an amendment to our Amended and Restated Certificate of Incorporation, are considered routine matters for this purpose. However, Proposal No. 1, the election of directors, and Proposal No. 3, the approval of the compensation of our named executive officers, are not considered to be routine matters. Your broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, we expect broker non-votes on Proposal No. 1 and No. 3. Accordingly, if you own shares through your broker, bank or other nominee, please be sure to instruct that organization how to vote to ensure that your vote is counted on all of the proposals.
Can I change my mind and revoke my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are the record holder of your shares, you may revoke your proxy in any of the following ways:
•You may submit another properly completed proxy bearing a later date;
•You may send a written notice that you are revoking your proxy to ClearPoint Neuro, Inc., Attn: Corporate Secretary, 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075; or
•You may attend and vote online at the Annual Meeting. The last submitted vote will be the one recorded for the holder.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by that organization to revoke your proxy.
What if I receive more than one Notice?
Multiple Notices mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004-1561, and can be reached at (212) 509-4000.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD” votes and broker non-votes with respect to Proposal No. 1, “FOR” and “AGAINST” votes and abstentions with respect to Proposal No. 2 and Proposal No. 4, and “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposal No. 3. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present at the Annual Meeting or represented by proxy and entitled to vote and will have the same effect as “AGAINST” votes on Proposal No. 2, Proposal No. 3 and Proposal No. 4. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present at the Annual Meeting or represented by proxy and entitled to vote with respect to a particular proposal. Therefore, a broker non-vote will not affect the outcome of the vote on any of the proposals.

What is the vote required for each proposal?
•For Proposal No. 1, the election of the eight nominees named herein to serve on our Board, the eight nominees receiving the most “FOR” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected to our Board.
•To be approved, Proposal No. 2, the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, must receive a “FOR” vote from at least a majority of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote. However, the Audit Committee is not bound by a vote either “FOR” or “AGAINST” the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.
•To be approved, Proposal No. 3, the compensation of our named executive officers, must receive a “FOR” vote from at least a majority of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation practices and when making future decisions regarding executive compensation.
•To be approved, Proposal No. 4, the approval of an amendment to our Amended and Restated Certificate of Incorporation must receive a “FOR” vote from at least a majority of the outstanding shares of our common stock.
How many shares must be present to constitute a quorum for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On March 27, 2023, the record date, there were 24,582,251 shares outstanding and entitled to vote. Thus, at least 12,291,127 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, either the Chairman of the meeting or a majority of the votes present at the Annual Meeting or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.
How many votes do I have and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final results are expected to be published in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission, or the “SEC,” on or before the fourth business day following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
What is the structure of our Board?
Pursuant to Delaware law and our governing documents, our business and affairs are managed under the direction of our Board. Our Board is our ultimate decision-making and oversight body, except with respect to matters reserved to the stockholders. The directors are charged with the responsibility of exercising their fiduciary duties to act in our best interest and the best interest of our stockholders. Our Board selects and oversees members of executive management who have the authority and responsibility for the conduct of the day-to-day operations of the business.
The number of directors that constitutes our Board is fixed from time to time by a resolution adopted by the affirmative vote of a majority of the authorized number of directors at any regular or special meeting of our Board. On an annual basis, the Corporate Governance and Nominating Committee will consider the size and composition of our Board and report to our Board the results of its review and any recommendations for change. Currently, our Board is fixed at eight directors. Our directors stand for election at each annual meeting of the stockholders and serve on our Board until the next annual meeting of the stockholders and until a successor has been duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
How are nominees evaluated? What are the minimum qualifications?
The Corporate Governance and Nominating Committee is responsible for recommending to the Board the type of skills and qualifications required of directors, based on our needs from time to time. In evaluating candidates for director, the Corporate Governance and Nominating Committee may consider several factors, including relevant experience, education, independence, commitment, prominence and understanding of the Company’s business, as well as any other factors it deems relevant. The Board will nominate individuals to serve on our Board only from director candidates screened and approved by the Corporate Governance and Nominating Committee and recommended to the Board.
The directors’ experiences, qualifications and skills that the Corporate Governance and Nominating Committee considered in their nomination are included in their individual biographies.
What role does diversity play in the selection of members of our Board?
In evaluating potential candidates for Board membership, the Corporate Governance and Nominating Committee considers, among other things, relevant experience, education, independence and commitment. Our Board will also consider diversity in their assessment of potential candidates, including diversity of personal background, professional experience, qualifications and skills. Our Board believes that diversity is important because various points of view contribute to richer discussion, better decision making, and a more effective Board. Among our eight nominees for election to the Board, three self-identify as women and two self-identify as individuals from underrepresented communities (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).
Diversity Matrix. The following table summarizes certain self-identified characteristics of our directors, in accordance with Nasdaq Listing Rules 5605(f) and 5606. Each term used in the table has the meaning given to it in the rule and related instructions.

ClearPoint Neuro, Inc. Board Diversity Matrix as of April [ ], 2023
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0
Who are the nominees this year?
Upon the recommendation of the Corporate Governance and Nominating Committee, our Board has nominated the following eight persons to serve as directors: Joseph M. Burnett, R. John Fletcher, Lynnette C. Fallon, Pascal E.R. Girin, B. Kristine Johnson, Matthew B. Klein, Linda M. Liau and Timothy T. Richards. If elected, each nominee identified above will serve on our Board until the 2024 Annual Meeting of Stockholders or until his or her earlier death, resignation or removal. We anticipate that each of these nominees will be available for election, but if a situation arises in which he or she is unavailable, the proxy will be voted in accordance with the best judgment of the named proxies unless directed otherwise.
What are the backgrounds and qualifications of this year’s nominees?
Information about the following eight individuals nominated as directors is provided below.

Director Nominees	Age
Joseph M. Burnett	46
R. John Fletcher	77
Lynnette C. Fallon	63
Pascal E.R. Girin	63
B. Kristine Johnson	71
Matthew B. Klein	51
Linda M. Liau	56
Timothy T. Richards	65
Joseph M. Burnett joined us as President and Chief Executive Officer and became a member of our Board of Directors in November 2017. Before joining our Company, Mr. Burnett served as Vice President and General Manager of Neuro Diagnostics and Therapy at Royal Philips, a publicly-traded global health technology company, since March 2016. Prior to serving in such role, Mr. Burnett was the Senior Vice President and Business Leader of Image Guided Therapy Devices at Royal Philips and General Manager of Volcano Corporation (a Royal Philips company) from February 2015 to March 2016. Before joining Royal Philips, Mr. Burnett worked for Volcano Corporation, where he served in various positions from November 2004 to February 2015, most recently as Executive Vice President and General Manager of its Coronary & Systems Business Unit. Prior to joining Volcano Corporation, Mr. Burnett served as an R&D Engineer and Product Manager at Guidant Corporation from August 1999 to November 2004 and worked as a Bio-Medical Engineering Researcher at Duke University from May 1998 to May 1999. Mr. Burnett holds an MBA from The Fuqua School of Business at Duke University and a B.S.E. degree in Bio-Medical Engineering from Duke University. As our Chief Executive Officer, and as a result of his substantial leadership experience and expertise in the medical device industry and neurology, we believe Mr. Burnett offers a unique understanding of our business and industry that is invaluable to our Board.
R. John Fletcher joined our Board in May 2017 and currently serves as Chairman of our Board. Mr. Fletcher founded Fletcher Spaght in 1983 where, as Managing Partner emeritus, he remains active in both the consulting practice and venture capital activities, with analytical insights and creative solutions derived from his years of experience with clients, portfolio companies and the investment community. Mr. Fletcher works across Fletcher Spaght’s practice groups, with a focus on healthcare. He has particular interests in devices, specifically in cardiology, cardiac surgery, and orthopedics, as well as in biopharma and healthcare IT. Prior to founding Fletcher Spaght, Mr. Fletcher was a Senior Manager at The Boston Consulting Group, advising a broad range of companies in healthcare and high technology industries. Mr. Fletcher serves on the Boards of Directors of KORU Medical Systems (Nasdaq: KRMD), Vyant Bio, Inc. (Nasdaq: VYNT), Metabolon and OptiNose, Inc. (Nasdaq:OPTN), and served on the Board of Directors of Spectranetics until it was acquired by Royal Philips in August 2017. He serves on the Board of Advisors of Beth Israel Deaconess Medical Center and the Whitehead Institute at MIT. Mr. Fletcher received his MBA from Southern Illinois University, and a BBA in Marketing from George Washington University. He was an Instructor for courses in international business and a Ph.D. Candidate at the Wharton School of the University of Pennsylvania. He served as a Captain and jet pilot in the U.S. Air Force and continues to be active in aviation. We believe Mr. Fletcher brings strategic insight, leadership and a wealth of experience in healthcare to our Board. He has experience as a director on several publicly traded company Boards. Mr. Fletcher was named 2018 Director of the Year by The National Association of Corporate Directors (NACD) for his work leading to the turnaround at Spectranetics, as well as his contributions leading the success of other companies.
Lynnette C. Fallon joined our Board in July 2021. Ms. Fallon is Executive Vice President, HR/Legal, General Counsel and Secretary of Axcelis Technologies, Inc. (Nasdaq: ACLS), a provider of equipment and service solutions for the semiconductor manufacturing industry, with locations in 8 countries. Ms. Fallon has held her current position since May 2005, having initially joined Axcelis in 2001 as a Senior Vice President and General Counsel. As a member of Axcelis’ executive team for more than 20 years, Ms. Fallon has been involved with business development, financial and tax management, investor relations, public offerings, M&A, risk management, executive compensation, and all aspects of international corporate compliance. Before joining Axcelis, Ms. Fallon worked at the Boston law firm of Palmer & Dodge LLP, as a partner since 1992, prior to which she was an associate since 1987. During her more than 10 years at Palmer & Dodge, Ms. Fallon’s work was primarily for clients in the biotech industry. She was head of Palmer & Dodge’s business law department for the three years prior to joining Axcelis. Ms. Fallon’s M&A and financial transaction experience began in 1984 at a Wall Street boutique firm, doing tax-driven LBOs, venture capital and private equity transactions. She holds a J.D., cum laude, from the School of Law at Boston University and a B.A. with departmental and general honors, Phi Beta Kappa, from Vassar College. We believe that Ms. Fallon is qualified to serve on our Board given her extensive business and leadership experience and her legal expertise.
Pascal E.R. Girin joined our Board in September 2014. Mr. Girin possesses over two decades of management and executive experience in the field of medical technology. Since September 2016, Mr. Girin has served as President and CEO of Balt SAS, a private company specializing in the treatment of neurovascular diseases, where he was recruited to lead the company’s global expansion. Mr. Girin served as Executive Vice President and Chief Operating Officer of Wright Medical Technology, Inc. from November 2012 until October 2015, at which time the company successfully merged with Tornier N.V. and formed Wright Medical Group N.V. Prior to joining Wright Medical, Mr. Girin served as President and Chief Executive Officer of Keystone Dental Inc. from February 2011 to June 2012, at which time the company successfully merged with Southern Implants Inc. From October 2010 to February 2011, Mr. Girin served as Executive Vice President and Chief Operating Officer of Keystone Dental Inc. From July 2010 to September 2010, Mr. Girin served as Chief Operating Officer of ev3 Inc. following its acquisition by a wholly owned subsidiary of Covidien Group S.a.r.l. Prior to that time, Mr. Girin served as Executive Vice President and Chief Operating Officer of ev3 Inc. from January 2010 to July 2010, as Executive Vice President and President, Worldwide Neurovascular and International of ev3 Neurovascular Inc. from July 2008 to January 2010, as Senior Vice President and President, International of ev3 International from July 2005 to July 2008, and as General Manager, Europe of ev3 Inc. from September 2003 to July 2005. From September 1998 to August 2003, Mr. Girin served in various capacities at BioScience Europe Baxter Healthcare Corporation, most recently as Vice President. Mr. Girin received an engineering education at the French Ecole des Mines. From November 2010 until November 2, 2012, Mr. Girin had served as a director of Tornier N.V., a publicly traded global medical device company, as well as a member of its Nominating, Corporate Governance and Compliance Committees. With nearly three decades of experience as an executive and director in the medical device industry, both in the U.S. and in Europe, we believe Mr. Girin brings invaluable industry experience and leadership qualities to our Board, as well as insight into international markets.

B. Kristine Johnson joined our Board in September 2019. Ms. Johnson is President and General Partner of Affinity Capital Management, a venture capital firm that has invested primarily in seed and early-stage health care companies in the U.S. She has held this position since 2000. Prior to working for Affinity Capital Management, Ms. Johnson was employed for seventeen years at Medtronic, Inc., a manufacturer of cardiac pacemakers, neurological and spinal devices and other medical products, serving most recently as Senior Vice President and Chief Administrative Officer from 1998 to 1999. Her experience at Medtronic also includes service as President of the Vascular business and President of the Tachyarrhythmia Management business, among other roles. Ms. Johnson is Board Chair of Atricure, Inc. (Nasdaq: ATRC) and also serves on the Boards of Directors of ViewRay, Inc. (Nasdaq: VRAY) and Paragon28, Inc. (NYSE: FNA). She was previously lead director of the Piper Sandler Board and was recognized in 2018 by NACD for excellence in the boardroom. Ms. Johnson earned a bachelor’s degree, summa cum laude, from St. Olaf College. She is also a recipient of the college’s Distinguished Alumni Award. We believe that Ms. Johnson’s extensive experience with health care companies and her leadership experience qualify her to serve on our Board.
Matthew B. Klein joined our Board in April 2020. Dr. Klein serves as the Chief Executive Officer and President of PTC Therapeutics, Inc., or “PTC”. Dr. Klein joined PTC in October 2019 as Global Head Gene and Mitochondrial Therapies, became Chief Development Officer in April 2020, and assumed the role of Chief Operating Officer in January 2022. Prior to joining PTC, Dr. Klein was Chief Executive Officer and a Director of BioElectron Technology Corporation, or “BioElectron,” from 2018 to 2019. Dr. Klein served as the Chief Medical Officer of BioElectron from 2013 to 2019 and was Senior Vice President, Clinical Science at BioElectron from 2012 to 2013. Dr. Klein has a B.A. from the University of Pennsylvania, an M.D. from Yale University School of Medicine and an M.S. in epidemiology from the University of Washington School of Public Health. We believe that Dr. Klein is qualified to serve on our Board because of his medical background, leadership experience and gene therapy and biopharmaceutical industry expertise.
Linda M. Liau joined our Board in November 2021. She is Professor and W. Eugene Stern Chair of the Department of Neurosurgery at the David Geffen School of Medicine at UCLA. She is also the Co-Director of the UCLA Brain Tumor Center and Principal Investigator and Director of the NCI-designated UCLA Brain Tumor SPORE (Specialized Program of Research Excellence). Dr. Liau has authored over 200 peer-reviewed research articles and is internationally recognized for her achievements in understanding the immunology of malignant brain tumors and pioneering the use of dendritic cell-based vaccines for glioblastoma. Clinically, she has developed novel ways to map brain function during awake brain tumor surgeries using functional MRI (fMRI) correlates and specializes in surgery for brain tumors in eloquent areas. Dr. Liau received her B.S. and B.A. degrees from Brown University. She earned her M.D. degree from Stanford University and a Ph.D. in Neuroscience from UCLA. After completing her residency and fellowship training in neurosurgery at UCLA, she joined the faculty at the UCLA School of Medicine. While practicing, she earned an MBA from the UCLA Anderson School of Management. We believe that Dr. Liau’s expertise in neurosurgery and her vast leadership experience qualify her to serve on our Board.
Timothy T. Richards joined our Board in March 2014. Mr. Richards serves as the Chief Business Officer at Jana Care, a venture capital funded company focused on chronic kidney and heart disease testing and monitoring. Prior to joining Jana Care, Mr. Richards was Chief Commercial Officer for YourBio Health (formerly Seventh Sense BioSystems, Inc.), and former President of Facet Technologies, LLC, a privately held supplier to major diagnostic companies. Additionally, Mr. Richards held executive-level positions within the Covidien organization, first as U.S. President of the Patient Care & Safety Products business unit and subsequently as President of VNUS Medical Technologies following its acquisition by Covidien in 2009. From October 2003 through October 2008, Mr. Richards served as Senior Vice President, Chief Marketing Officer and a member of the Executive Board of B. Braun Medical, Inc. Before joining B. Braun Medical, he held a number of progressive leadership positions throughout the U.S. and in Asia with Becton Dickinson and Company. We believe Mr. Richards brings to our Board extensive leadership experience and expertise in general management, manufacturing and R&D operations, commercial management and strategy in relevant markets and technologies.
How are our directors compensated?
Board Fees
Directors who are our employees are not entitled to receive any fees for serving as directors. Directors who are not our employees receive the following Board and Committee fees:

Board of Directors:
Annual retainer for chairperson	$75,000
Annual retainer per director	$40,000

Audit Committee:
Annual retainer for chairperson	$20,000
Annual retainer for other members	$10,000

Compensation Committee:
Annual retainer for chairperson	$15,000
Annual retainer for other members	$7,500

Corporate Governance and Nominating Committee:
Annual retainer for chairperson	$12,000
Annual retainer for other members	$7,500
The above retainers are paid in quarterly installments, in arrears. Each director may elect to have us pay all or a portion of the director’s fees in shares of our common stock, in lieu of cash, in accordance with the rules and procedures established from time to time by our Board. We also reimburse each director for reasonable travel and other expenses in connection with attending Board meetings.
Equity Awards
Upon an individual becoming a non-employee director for the first time, the new director will receive a restricted stock award grant valued at $90,000 and a stock option grant equal to two-thirds (2/3) the number of shares of restricted stock award shares granted, rounded to the closest whole number of shares. Such options and restricted stock awards will vest on the first anniversary of the grant. Any individual who serves as a non-employee director on the day following an annual meeting of our stockholders will receive a restricted stock award grant valued at $90,000 and a stock option grant equal to two-thirds (2/3) the number of shares of restricted stock award shares granted, rounded to the closest whole number of shares. Such options and restricted stock will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders. The exercise price of all options granted to directors will equal the “fair market value” of our common stock on the date of grant.
Are there stock ownership guidelines for our directors and executive officers?
Yes, to further align the interests of our directors and executive officers with our stockholders and to promote the Company’s commitment to sound corporate governance, we adopted the ClearPoint Neuro, Inc. Executive Officer and Director Stock Ownership Guidelines in June 2021. Pursuant to these guidelines, each executive officer and director is required to be in compliance with the guidelines by the later of the date the guidelines were adopted or five years from their appointment to an executive position or the board. Our Chief Executive Officer is required to own shares with a value equal to 500% of his base salary. The requirement for the Section 16 officers is to own shares with a value equal to 300% of their base salary and for non-employee directors, 400% of their annual base retainer, excluding committee retainers, if any. Under the guidelines, beneficial ownership includes shares owned directly by the individual or the individual’s family members residing in the same household; shares held in trust for the benefit of the individual, the individual’s family members residing in the same household; and vested stock options and other awards.
Are there any family relationships between our directors and our executive officers?
There are no family relationships between or among any of our directors and executive officers.
How many votes are needed to elect directors?
The eight nominees receiving the most “FOR” votes among votes properly cast at the Annual Meeting or by proxy at the Annual Meeting will be elected to serve on our Board (assuming a quorum of a majority of the outstanding shares of common stock is present).

What does the Board recommend?
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IDENTIFIED ABOVE.

GOVERNANCE OF THE COMPANY
What is corporate governance and how do we implement it?
Corporate governance is a set of rules established by us to ensure that our directors, executive officers and employees conduct our business in a legal, impartial and ethical manner. Our Board has a strong commitment to sound and effective corporate governance practices. We are incorporated under the laws of the state of Delaware, and our common stock is listed on The Nasdaq Capital Market, which has requirements that a majority of our Board be independent. Accordingly, for purposes of determining independence, we are subject to the provisions of Nasdaq Marketplace Rule 5605. Our management and our Board have reviewed and continue to monitor our corporate governance practices in light of Delaware corporate law, U.S. federal securities laws and Nasdaq Marketplace Rule 5605.
What documents establish and implement our corporate governance practices?
We adopted the charters of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, Code of Business Conduct and Ethics, Guidelines on Governance Issues, Guidelines for Corporate Disclosure, Related Party Transactions Policy, Insider Trading Compliance Policy, and Compliance Reporting (Whistleblower) Policy for the purpose of increasing transparency in our governance practices as well as promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, and promoting compliance with all applicable rules and regulations that apply to us and our officers and directors.
Our Code of Business Conduct and Ethics applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors on our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
Where can I access the Company’s corporate governance documents?
The charters of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee may be accessed at the “Investors” tab of our website at www.clearpointneuro.com, as well as our Code of Business Conduct and Ethics and Fourth Amended and Restated Bylaws. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. In addition, any stockholder or other interested party may request, without charge, a copy of our corporate governance documents by submitting a written request for any of such materials to ClearPoint Neuro, Inc., Attn: Corporate Secretary, 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075.
How often did our Board meet in 2022?
Our Board held six meetings during 2022. Directors are expected to attend each meeting of our Board and each meeting of those Committees on which they serve. All directors attended 75% or more of the total number of meetings of the Board and those Committees on which they served during the period in which they served as directors in 2022. In addition to meetings, our Board and its Committees review and act upon matters through written consent procedures.
Our 2022 Annual Meeting of Stockholders was held on May 24, 2022, and eight members of our Board attended our 2022 Annual Meeting of Stockholders. We have a policy for attendance by members of our Board at our stockholder annual meetings that encourages directors, if practicable and time permitting, to attend our stockholder annual meetings. We expect that all of our Board members will attend the 2023 Annual Meeting of Stockholders, if possible.
Who are our independent directors?
Since our common stock is listed on The Nasdaq Capital Market, for purposes of determining director independence, we are subject to the provisions of the Nasdaq Marketplace Rules. Our Board undertook a review of the composition of our Board and its Committees and the independence of each director. Based upon information requested from and provided by each director concerning the director’s background, employment and affiliations, including family relationships, our Board has determined that none of Dr. Liau, Messrs. Fletcher, Girin and Richards or Mss. Fallon and Johnson, representing six of the eight directors who are nominated for re-election at the Annual Meeting, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. In making such determination, our Board considered the relationships that each such director has with us and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each director.
What is the leadership structure of the Board, and why is it appropriate for the Company?
Mr. Fletcher presently serves as the Chairman of the Board. Mr. Burnett currently serves as our Chief Executive Officer. Our Board does not have a fixed policy as to whether the role of the Chief Executive Officer and Chairman of the Board should be separate. When the Chairman of the Board is not “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules, the chairperson of our Corporate Governance and Nominating Committee, who is independent, acts ex officio as the Lead Independent Director of the Board, with the responsibility for coordinating the activities of the other independent directors and for performing the duties specified in our Guidelines on Governance Issues and such other duties as are assigned from time to time by the Board.
The Lead Independent Director has broad responsibility and authority, including, without limitation, to:
•serve as the principal liaison on Board-wide issues between the independent members of the Board and the Chairman of the Board;
•preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board; and
•call meetings of the independent members of the Board.
Our Board has determined that the current separation of Chairman of the Board and Chief Executive Officer is the most appropriate structure at this time as it provides an effective balance between oversight of management and day-to-day leadership. The Board may, at a future date, combine the Chairman of the Board and Chief Executive Officer roles if the Board determines that such a leadership structure would be more beneficial.
What role does our Board play in the oversight of risk management?
Our Board implements its risk oversight function both as a whole and through its Committees. Our Board and the Committees to which it has delegated responsibility conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.
Our Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. All Committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

Board/Committee	Primary Areas of Risk Oversight
Full Board
Strategic, financial and execution risks associated with annual operating and long-term strategic plans, major litigation and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee	Risks relating to our financial statements, financial reporting process, accounting, legal matters, cybersecurity, and regulatory exposure.

Compensation Committee	Risks related to our compensation structure and benefits plan administration.

Corporate Governance and Nominating Committee	Risks relating to our corporate governance policies and programs and succession planning.
While our Board and its Committees oversee our risk management, our management is responsible for day-to-day risk management. Management communicates with our Board and its Committees on any material risks and how they are being managed.

How can you communicate with our Board?
Stockholders and other interested parties may send communications to our Board or any Committee of the Board by writing to the Board or the Committee, c/o ClearPoint Neuro, Inc., Attn: Corporate Secretary, 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075. The Corporate Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or distribute to the entire Board, as appropriate.
In addition, stockholders and other interested parties may also contact the Chairman of the Board of Director or the non-management directors as a group by writing to the Chairman of the Board of Directors, c/o ClearPoint Neuro, Inc., Attn: Corporate Secretary, 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075. The Corporate Secretary will forward all stockholder and other interested party communications to the Chairman of the Board of Directors who will review and, if addressed to the non-management directors, distribute all stockholder and other interested party communications to the non-management directors as a group.
What are our complaint procedures?
Complaints and concerns about our accounting, internal accounting controls or auditing matters may be submitted to ClearPoint Neuro, Inc., Attention: Audit Committee Chair, 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075. Alternatively, complaints and concerns about our accounting, internal accounting controls or auditing matters may be submitted, confidentially and anonymously, by calling our Whistleblower Hotline at (877) 778-5463 or by using our confidential web-based service at www.reportit.net.
What committees have been established by our Board?
Our Board currently has three standing Committees: the Audit Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee.
What are the responsibilities of the Audit Committee?
Our Audit Committee currently consists of Messrs. Girin and Fletcher and Ms. Fallon. Ms. Fallon serves as the Chair of our Audit Committee.
The functions of the Audit Committee include:
•overseeing the audit and other services of our independent registered public accounting firm and being directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, who will report directly to the Audit Committee;
•reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•overseeing compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as required;
•reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent registered public accounting firm and management;
•reviewing and approving all related person transactions pursuant to our Related Party Transactions Policy;
•reviewing with our independent registered public accounting firm and management significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and
•preparing the Audit Committee report for inclusion in our proxy statement for our annual meeting.
Our Board has determined that Mr. Fletcher is an audit committee financial expert within the meaning of SEC rules. Furthermore, our Board has determined that all the members of the Audit Committee satisfy the independence, experience and other requirements established by the Nasdaq Marketplace Rules, which were adopted by the Company. Our Audit Committee met four times during 2022. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. A copy of the charter for our Audit Committee is posted on our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
What are the responsibilities of the Compensation Committee?
Our Compensation Committee currently consists of Dr. Liau, Ms. Johnson and Mr. Richards. Ms. Johnson serves as the Chair of our Compensation Committee.
The functions of the Compensation Committee include:
•determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving our performance goals and objectives relevant to such compensation;
•administering and implementing our incentive compensation plans and equity-based plans, including approving option grants, restricted stock awards and other equity-based awards;
•evaluating and recommending to our Board the equity incentive compensation plans, equity-based plans and similar programs advisable for us, as well as modifications or terminations of our existing plans and programs;
•reviewing and approving the terms of any employment-related agreements, severance arrangements, change-in-control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, with our Chief Executive Officer and other executive officers;
•to the extent required, reviewing and discussing the Compensation Discussion & Analysis for our annual report and proxy statement with management and determining whether to recommend to our Board of Directors the inclusion of the Compensation Discussion & Analysis in the annual report and proxy statement; and
•to the extent required, preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.
Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code.” Furthermore, our Board has determined that Dr. Liau, Ms. Johnson and Mr. Richards each satisfy the independence standards for compensation committees established by the Nasdaq Marketplace Rules. Our Compensation Committee met nine times during 2022. A copy of the charter for our Compensation Committee is posted on our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

With respect to director compensation, our Compensation Committee is responsible for reviewing the compensation paid to members of the Board and recommending modifications to director compensation that the Compensation Committee determines are appropriate and advisable to the Board for its approval from time to time. In this regard, the Compensation Committee may request from time to time that an external compensation consultant provide the status of of the Board’s compensation in relation to other similarly situated companies.

In determining compensation for our executive officers, the Compensation Committee typically considers, but is not required to accept, the recommendations of our Chief Executive Officer regarding the performance and proposed base salary and bonus and equity awards for the other executive officers, as well as himself. The Compensation Committee may also request the assistance of our Chief Financial Officer in evaluating the financial, accounting and tax implications of various compensation awards paid to the executive officers. However, our Chief Financial Officer does not determine the amounts or types of compensation paid to the executive officers. The Compensation Committee also considers input from its external compensation consultant as discussed below. Our Chief Executive Officer and certain of our other executive officers may attend Compensation Committee meetings, as requested by the Compensation Committee. None of our executive officers, including our Chief Executive Officer, attend any portion of the Compensation Committee meetings during which the executive officer’s compensation is established and approved.
Our Compensation Committee also has the authority to engage its own external compensation consultant as needed and engaged Haigh & Company as an independent consultant in 2022. We conducted a conflict of interest assessment prior to the Compensation Committee engaging Haigh & Company, which verified, in our Compensation Committee’s judgment, Haigh & Company’s independence and that no conflicts of interest existed. During 2022, Haigh &

Company provided information, analysis and advice on our ClearPoint Neuro, Inc. Non-Employee Director Compensation Plan. In consideration of Haigh & Company's advice, our Board, upon recommendation of our Compensation Committee, approved modifications to the annual cash and equity compensation for non-employee directors of our Company. During 2022, Haigh & Company also provided benchmarking data for the executive officers and senior leadership team. The data included information on the type and level of compensation provided by peer companies for various positions. The data was considered by the Compensation Committee and informed its actions with respect to salary and bonus for the Company's executive officers and senior leadership team.
What are the responsibilities of the Corporate Governance and Nominating Committee?
Our Corporate Governance and Nominating Committee currently consists of Messrs. Fletcher, Girin and Richards and Ms. Fallon. Mr. Richards serves as the Chair of our Corporate Governance and Nominating Committee.
The functions of the Corporate Governance and Nominating Committee include:
•evaluating director performance on the Board and applicable Committees of the Board;
•interviewing, evaluating, nominating and recommending individuals for membership on our Board;
•evaluating nominations by stockholders of candidates for election to our Board;
•reviewing and recommending to our Board any amendments to our corporate governance documents; and
•making recommendations to the Board regarding management succession planning.
Our Board has determined that Messrs. Fletcher, Girin and Richards and Ms. Fallon each satisfy the independence standards for corporate governance and nominating committees established by the Nasdaq Marketplace Rules. The Corporate Governance and Nominating Committee met four times during 2022. A copy of the charter for our Corporate Governance and Nominating Committee is posted on our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
When evaluating director candidates, the Corporate Governance and Nominating Committee may consider several factors, including relevant experience, education, independence, and commitment. The Corporate Governance and Nominating Committee will also consider diversity in their assessment of potential candidates, including diversity of personal background, professional experience, qualifications and skills. The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to any person it believes should be nominated by our Board, and our Board determines the nominees after considering the recommendation and report of the Corporate Governance and Nominating Committee. During 2022, the Corporate Governance and Nominating Committee did not engage any third party to assist it in identifying or evaluating nominees for election to our Board.
Any director or executive officer of the Company may recommend a candidate to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee will also consider nominees to our Board recommended by stockholders if stockholders comply with the advance notice requirements in our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver timely written notice to our Corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director, if elected); a written representation and agreement by the nominee regarding voting commitments, certain compensation arrangements and compliance with our applicable policies and guidelines for directors; and a questionnaire completed and signed by the nominee.
Additionally, the notice must include certain other information, including: the name and address of the stockholder delivering the notice as it appears on our books; the class and number of shares owned beneficially and of record by such stockholder; information about derivative instruments beneficially owned by such stockholder and any opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of our stock; any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of our stock; any short interest in any of our securities held by such stockholder; any rights to dividends on shares of our stock owned beneficially or of record by such stockholder that are separated or separable from the underlying shares of stock; any proportionate interest in shares of our stock or derivative instruments held by a general or limited partnership in which such stockholder is, or owns a beneficial interest in, the general partner; any performance-related fees to which such stockholder is entitled based on the value of our securities; any arrangement or understanding between such stockholder and the proposed nominee; whether such stockholder intends to deliver a solicitation notice, as more fully described in our bylaws; whether such stockholder intends to appear at the meeting; and a certification that such party has complied will all applicable law. The foregoing summary does not include all requirements a stockholder must satisfy in order to nominate a candidate to our Board. Stockholders who wish to recommend a nominee to our Board should carefully read our bylaws, which are available at the “Investors” tab of our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
Stockholder nominations must be submitted in accordance with the deadlines set forth under the caption “STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING” located on page 39 of this Proxy Statement. Stockholder nominations should be sent to ClearPoint Neuro, Inc., Attn: Corporate Secretary, 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075.

DIRECTOR COMPENSATION
The following table and accompanying footnotes set forth information with respect to the compensation of our non-employee directors in 2022.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)		Stock Awards ($) (2)		All Other Compensation ($)	Total ($)
R. John Fletcher	96,428	(3)	42,407	(4)	90,002	(5)	—	228,837
Lynnette C. Fallon	62,500		42,407	(4)	90,002	(5)	—	194,909
Pascal E.R. Girin	64,255	(6)	42,407	(4)	90,002	(5)	—	196,664
B. Kristine Johnson	55,772	(7)	42,407	(4)	90,002	(5)	—	188,181
Matthew B. Klein	46,442		42,407	(4)	90,002	(5)	—	178,851
Linda M. Liau	43,750		42,407	(4)	90,002	(5)	—	176,159
Timothy T. Richards	61,517	(8)	42,407	(4)	90,002	(5)	—	193,926
______________________
(1)These amounts do not represent cash compensation paid to the named individuals. These non-cash amounts represent the aggregate grant date fair value of option awards computed in accordance with the SEC’s Staff Accounting Bulletin 107. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Estimates–Share-Based Compensation” and Note 2 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(2)These amounts do not represent cash compensation paid to the named individuals. These non-cash amounts represent the aggregate grant date fair value of the restricted stock awards as computed in accordance with the SEC’s Staff Accounting Bulletin 107. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Estimates–Share-Based Compensation” and Note 2 to the audited financial statements included our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)Under our Non-Employee Director Compensation Plan, Mr. Fletcher elected to receive 6,991 shares of our common stock in lieu of cash fees totaling $73,303.
(4)Represents the grant date fair value of a stock option grant following our 2022 Annual Meeting of Stockholders, which entitles the director to purchase 6,179 shares of our common stock at an exercise price of $9.71 per share.
(5)Represents the grant date fair value of restricted stock awarded following our 2022 Annual Meeting of Stockholders, of 9,269 shares.
(6)Under our Non-Employee Director Compensation Plan, Mr. Girin elected to receive 3,121 shares of our common stock in lieu of cash fees totaling $33,005.
(7)Under our Non-Employee Director Compensation Plan, Ms. Johnson elected to receive 1,385 shares of our common stock in lieu of cash fees totaling $14,522.
(8)Under our Non-Employee Director Compensation Plan, Mr. Richards elected to receive 4,436 shares of our common stock in lieu of cash fees totaling $46,642.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Has the Audit Committee selected our independent registered public accounting firm for 2023?
The Audit Committee appointed Cherry Bekaert LLP as our independent registered public accounting firm to audit and express an opinion on our financial statements for the fiscal year ending December 31, 2023.
Is stockholder approval required for the appointment of our independent registered public accounting firm for 2023?
Stockholder ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. The Board is submitting the appointment of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either “FOR” or “AGAINST” the proposal. The Audit Committee will consider a vote “against” Cherry Bekaert LLP by our stockholders in selecting our independent registered public accounting firm in the future. Even if our stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of us and our stockholders.
Will representatives of Cherry Bekaert LLP attend the Annual Meeting?
Representatives of Cherry Bekaert LLP are not expected to be present at the Annual Meeting.
What fees were paid to our independent registered public accounting firm in 2021 and 2022?
The following table sets forth the aggregate fees billed to us for audit and other services rendered by Cherry Bekaert LLP, our independent registered public accounting firm, for the years ended December 31, 2021 and 2022.

Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees	Total Fees
2021	$210,950	—	—	—	$210,950
2022	$202,265	—	—	—	$202,265
______________________
(1)“Audit Fees” consist of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements. “Audit Fees” also include fees for services provided in connection with other statutory or regulatory filings or engagements, such as consents and review of documents filed with the SEC.
(2)“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees.”
(3)“Tax Fees” consist of fees for professional services provided in connection with tax compliance, tax advice and tax planning, including tax return preparation.
How does the Audit Committee pre-approve services provided by our independent registered public accounting firm?
Applicable SEC rules require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2010, our Audit Committee began pre-approving all services by our independent registered public accounting firm and has pre-approved all new services since that time, including, without limitation, all of the services referenced in the table above for 2021 and 2022. The Audit Committee does not delegate its responsibilities under the Exchange Act to our management. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant pre-approvals of audit services of up to $25,000, provided that any such pre-approvals are required to be presented to the full Audit Committee at its next scheduled meeting.

How many votes are needed to approve Proposal No. 2?
Approval of the proposal to ratify the appointment of Cherry Bekaert LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (assuming a quorum of a majority of the outstanding shares of common stock is present). However, the Audit Committee is not bound by a vote either “FOR” or “AGAINST” the proposal.
What does the Board recommend?
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD (1)
Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or “PCAOB,” and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee has reviewed and discussed with our management and our independent registered public accounting firm, Cherry Bekaert LLP, the audited financial statements of the Company for 2022, including the quality and acceptability of our financial reporting and controls; has discussed with Cherry Bekaert LLP matters required to be discussed by PCAOB standards; has received the written disclosures and the letter from Cherry Bekaert LLP required by the applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence; and has discussed with Cherry Bekaert LLP their independence from the Company.
Based upon the Audit Committee’s review and discussions with our management and Cherry Bekaert LLP, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter of the Audit Committee, the Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.
The Audit Committee has also recommended the reappointment of our independent registered public accounting firm, Cherry Bekaert LLP.

Audit Committee
Lynnette C. Fallon, Chair
R. John Fletcher
Pascal E.R. Girin
(1)    The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE TO
APPROVE EXECUTIVE COMPENSATION
How often is an advisory (non-binding) vote to approve executive compensation held?
At our 2019 Annual Meeting of Stockholders, our stockholders expressed their preference for an annual advisory (non-binding) vote to approve executive compensation. Accordingly, the Board determined that, every year until the next vote on the frequency of such advisory vote, we will hold a vote to approve the executive compensation of our named executive officers on an advisory basis. In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, the Board is asking our stockholders to vote on an advisory resolution to approve the compensation of our named executive officers as reported in the Proxy Statement. Accordingly, the following advisory resolution is being submitted to our stockholders for approval at the Annual Meeting:
RESOLVED, that the stockholders of ClearPoint Neuro, Inc. approve, on an advisory (non-binding) basis, the compensation of our named executive officers disclosed in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.
How is executive compensation determined?
The compensation of our named executive officers is designed to tie a significant percentage of an executive’s compensation to the attainment of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the “Executive Compensation” section of the Proxy Statement, the mix of fixed and performance-based compensation, the terms of long-term incentive awards and the terms of executives’ employment agreements are designed to enable the Company to attract, motivate and retain key executives crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board believe that the design of the current compensation practices, and hence the compensation awarded to our named executive officers under the current compensation practices, fulfills this objective.
The Compensation Committee, with support from our external compensation consultant, develops and administers our executive compensation program. The Compensation Committee bases compensation on scope of responsibility, market data from peer companies, and individual performance. The Compensation Committee considers an executive officer’s scope of duties and responsibilities to establish a compensation scheme that is both competitive and equitable, and promotes the executive officer’s long term engagement and high performance. Each year, the Compensation Committee, with support from our external compensation consultant, identifies a group of peer companies comparable in size, organizational structure, and complexity, and considers such market compensation when setting each component of compensation for our executive officers. The Compensation Committee also considers each individual executive officer’s contribution towards the Company’s annual performance plan goals which are set in advance and approved by our Board.
How many votes are needed to approve Proposal No. 3?
To be approved on an advisory (non-binding) basis, this matter must receive the affirmative vote of the majority of the shares of the Company’s common stock present at the Annual Meeting or by proxy and entitled to vote on the matter. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation practices and when making future decisions regarding executive compensation. Last year, approximately 88% of our stockholders voted in favor of our executive compensation.
What does the Board recommend?
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 200,000,000 SHARES TO 90,000,000 SHARES
Our Board, on March 15, 2023, adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of our common stock from 200,000,000 shares to 90,000,000 shares.
The text of the form of the proposed Certificate of Amendment to Amended and Restated Certificate of Incorporation, decreasing the number of authorized shares of our common stock from 200,000,000 shares to 90,000,000 shares, is attached to this Proxy Statement as Appendix A. If our stockholders approve this Proposal No. 4, we expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware to decrease the number of authorized shares of our common stock as soon as practicable following stockholder approval. Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Section A of ARTICLE IV of our Amended and Restated Certificate of Incorporation will read as follows:
“A. Authorized Stock. The total number of shares which the Corporation shall have authority to issue is One Hundred Fifteen Million (115,000,000), consisting of Ninety Million (90,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and Twenty Five Million (25,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”
Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 225,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. A decrease in the number of authorized shares of our common stock to 90,000,000 shares will decrease our total authorized capitalization to 115,000,000 shares of capital stock, which includes our previously authorized 25,000,000 shares of preferred stock.
Reasons for the Amendment
The proposed reduction in our authorized common stock will enable us to reduce our annual franchise tax in the State of Delaware. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Accordingly, by reducing the number of authorized shares of our common stock, we will be able to reduce the amount of the franchise tax for which we will be liable.
The shares of common stock outstanding on the record date and those reserved for issuance under stock plans or other securities would represent approximately 29% of the 90,000,000 authorized shares of common stock after the reduction. Accordingly, we believe that 90,000,000 shares of our common stock will provide the Company with sufficient flexibility for corporate action in the future, including our needs under our equity incentive plans.
Effect of the Amendment
The proposed decrease in the authorized number of shares of our common stock could have an adverse effect on us because the Board will have less ability to issue shares of common stock in connection with a potential merger or acquisition, or capital raising transaction. Authorized but unissued shares of our common stock (and preferred stock) are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Future issuances of shares of common stock (or preferred stock) could have the effect of making it more difficult for a third party to acquire control of our Company. In addition, the issuance of additional shares, or the perception that additional shares may be issued could also adversely affect the market price of our Common Stock.
There will be no change in the rights attributable to our authorized shares of common stock. The proposed amendment will not affect the par value of the common stock. Under our Amended and Restated Certificate of Incorporation, our shareholders do not have preemptive rights to subscribe to additional securities that we may issue; in other words, current holders of common stock do not have a prior right to purchase any new issue of our capital stock to maintain their proportionate ownership of common stock. If we issue additional shares of common stock or other securities convertible into common stock in the future, it will dilute the voting rights of existing holders of common stock and will also dilute earnings per share and book value per share.
The reduction in the number of authorized common shares would not have any impact on our preferred stock, the total number of authorized shares of which would remain at 25,000,000.
How many votes are needed to approve Proposal No. 4?
Approval of the amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.
What does the Board recommend?
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board of Directors and hold office until their successors are elected and duly qualified. The current executive officers of the Company are as follows:

Executive Officers	Age	Position(s)
Joseph M. Burnett	46	Chief Executive Officer and President
Danilo D’Alessandro	38	Chief Financial Officer
Jeremy L. Stigall	40	Executive Vice President and General Manager of Biologics & Drug Delivery
Mazin Sabra	43	Chief Operating Officer
Biographical information about Mr. Burnett is provided in “Proposal No. 1 — Election of Directors.”
Danilo D’Alessandro joined us as Vice President of Finance in September 2020 and on January 1, 2021 became our Chief Financial Officer. Prior to joining ClearPoint Neuro, from April 2015 he served as the global Head of Finance for the Image Guided Therapy Devices Division at Royal Philips, a business unit representing cumulative inorganic investments of approximately $4 billion and more than 3,000 employees. From July 2011 to April 2015, Mr. D’Alessandro was part of the Corporate Mergers & Acquisitions function at Royal Philips focusing on its Healthcare division. Prior to that role, Mr. D’Alessandro served in Royal Philips Personal Health’s division in various financial roles in the Netherlands starting in October 2007. Mr. D’Alessandro holds a Master of Science in Accounting & Finance from the University of Bath and an Undergraduate degree in Institutions and Financial Markets Management from the Università Commerciale L. Bocconi.
Jeremy L. Stigall joined us in July 2020 and currently serves as the Executive Vice President and General Manager of Biologics and Drug Delivery. He is a proven leader in the medical device industry with over 20 years of experience, starting his career at Guidant Corporation and Abbott Vascular, holding various positions within R&D, Engineering and Operations. Mr. Stigall was responsible for the development and commercialization of several key stent delivery systems and drug-eluting stent platforms. He has since held various positions managing cross-functional groups of Scientists and Engineering Leaders at Volcano Corporation and Philips, most recently as the Technical Leader and Director of R&D. As a Director, he managed a global team responsible for advanced development, new product introductions for the Coronary, Peripheral & Heart Rhythm business units as well as establishing value creation within the devices business. Mr. Stigall played a key role in the acquisition of several companies which were integrated into the Philips strategic plan and has provided organizational diligence towards many strategic investments as well as a key information provider in the transactional strategies. In addition to providing organizational direction, Mr. Stigall managed the technical experts within engineering in the field of Electrical, Mechanical, Biomedical, Acoustics, Physics, Material Science and Transducing. As an innovator in the medical device space, Mr. Stigall currently holds 30+ granted patents in the US and has several key patents pending.
Mazin Sabra joined us in October 2022 as Chief Operating Officer. Prior to joining ClearPoint Neuro, Mr. Sabra served as Vice President of Supplier Quality Engineering for Philips, a multinational health technology company, since April 2021. In this role, he led a global team responsible for the quality performance of suppliers for a range of Philips’ portfolio from Class III medical devices to consumer products. Prior to this role, he held several positions at Philips beginning June 2016, including serving as the Vice President for Procurement Engineering for Philips’ Connected Care businesses, as well as Senior Director for Procurement Engineering for its Image Guided Therapy Devices business. In these roles Mr. Sabra was responsible for defining the business procurement strategy, supply risk management, design for excellence for new product development, profitability, and growth. Prior to joining Philips, Mr. Sabra spent 11 years at Stryker Corporation, serving in several management level roles. From 2011 to 2016, he was the Director of Asia Strategic Sourcing for Stryker, based in Suzhou, China. In this role he was responsible for all Asia-based suppliers providing products to over 14 Stryker manufacturing sites globally, including all supplier activities for three Chinese manufacturing facilities and Stryker’s Global Technology Center in India. Mr. Sabra holds a Bachelor’s degree in Industrial & Systems Engineering from the University of Michigan.

EXECUTIVE COMPENSATION
Summary Compensation Table – Years Ended December 31, 2022 and 2021
The following table shows the compensation awarded or paid to, or earned by, Joseph M. Burnett, our Chief Executive Officer, Danilo D’Alessandro, our Chief Financial Officer, and Jeremy L. Stigall, our Executive Vice President and General Manager of Biologics and Drug Delivery, for the years ended December 31, 2022 and 2021. We refer to these executive officers as our “named executive officers.”

Named Executive Officer	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Joseph M. Burnett	2022	493,755	—	800,001	409,601	354,375	72,410	2,130,142
Chief Executive Officer	2021	444,969	174,000	245,436	260,574	334,406	9,090	1,468,475
Danilo D’Alessandro	2022	321,207	—	267,005	136,646	138,206	55,309	918,373
Chief Financial Officer	2021	291,531	25,416	98,171	104,223	146,063	9,090	674,494
Jeremy L. Stigall(6)	2022	255,812	—	249,993	102,743	99,225	43,963	751,736
Executive Vice President and General Manager of Biologics & Drug Delivery
______________________
(1)These amounts include discretionary bonuses awarded for 2020 services but paid in 2021.
(2)These amounts do not represent cash compensation paid to the named individual. These non-cash amounts represent the aggregate grant date fair value of the restricted stock awards as computed in accordance with the SEC’s Staff Accounting Bulletin 107. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Estimates–Share-Based Compensation” and Note 2 to the audited financial statements included our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)These amounts do not represent cash compensation paid to the named individual. These non-cash amounts represent the aggregate grant date fair value of the option awards as computed in accordance with the SEC’s Staff Accounting Bulletin 107. For a discussion of the assumptions made in the valuation of the awards, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Estimates–Share-Based Compensation” and Note 2 to the audited financial statements included our Annual Report on Form 10-K for the year ended December 31, 2022.
(4)These amounts represent bonuses earned in each respective fiscal year, and paid in the first quarter of the subsequent fiscal year.
(5)These amounts consist of: (i) the group life and disability premiums that we paid; (ii) matching contributions we paid to the individual’s 401(k) plan that we sponsor, and (iii) one time payout of accrued paid time off balances in 2022.

NEO	Payout of Accrued Paid Time Off ($)	401(k) Plan Company Matching Contributions ($)	Other Compensation ($)	Total for 2022 ($)
Joseph M. Burnett	62,870	9,150	390	72,410
Danilo D' Alessandro	45,769	9,150	390	55,309
Jeremy L. Stigall	37,308	6,265	390	43,963

(6)Mr. Stigall was not a named executive officer in 2021.
Narrative Disclosure to Summary Compensation Table
Employment Agreements. Each of our named executive officers had a written compensatory contract with the Company during 2022. In November 2017, we entered into an employment agreement with Mr. Burnett and amended such employment agreement in March 2023. In September 2020, we entered into an employment agreement with Mr.

D’Alessandro and amended such employment agreement in March 2023. In May 2022, we entered into an employment agreement with Mr. Stigall and amended such employment agreement in March 2023. The March 2023 employment agreement amendments with each of our named executive officers (i) extend certain severance benefits upon a non-renewal of the employment agreement by the Company at the end of the then-current term and (ii) adjust the portion of outstanding awards that will accelerate upon certain qualifying termination events, as described more fully in the “Payments Upon Termination or Change of Control” section of the Proxy Statement. Under each of the compensatory contracts, the employment of the named executive officer may be terminated by either party upon written notice to the other party.
Salary. Under their respective compensatory contracts, the base salaries of our named executive officers, as of December 31, 2022, were as follows:

Named Executive Officer	Title	Base Salary ($)(1)
Joseph M. Burnett	Chief Executive Officer and President	500,000
Danilo D’Alessandro	Chief Financial Officer	325,000
Jeremy L. Stigall	Executive Vice President and General Manager of Biologics and Drug Delivery	300,000
______________________
(1)Each named executive officer’s salary is subject to adjustment at the discretion of the Compensation Committee, subject to certain limitations.
Bonus and Non-Equity Incentive Compensation. As an inducement to his employment with the Company, Mr. Burnett received an initial signing bonus in the aggregate amount of $100,000 under the Employment Agreement, paid in two equal installments: the first installment was paid on November 7, 2017, the start date of his employment, and the second installment was paid on the 6-month anniversary of the start date of his employment. In addition, starting with the fiscal year commencing on January 1, 2018 and for each year thereafter, Mr. Burnett is eligible to receive an annual target incentive bonus of 40% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee and subject to an annual adjustment of the target incentive bonus percentage. The amount of the incentive bonus payable to Mr. Burnett may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved. For 2022, the annual target incentive bonus percentage was increased to 75% of his 2022 base salary. As an inducement to his employment with the Company, Mr. D’Alessandro received an initial signing bonus in the aggregate amount of $50,000 under the Employment Agreement, half of which was paid in cash on September 29, 2020, and the other half paid in shares of our common stock on September 29, 2020. The amount of the incentive bonus payable to Mr. D’Alessandro is based on a target of 35% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee and subject to an annual adjustment of the target incentive bonus percentage. The amount of the incentive bonus payable to Mr. D’Alessandro may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved. For 2022, the annual target incentive bonus percentage was increased to 45% of his 2022 base salary. Mr. Stigall is eligible to receive an annual target incentive bonus based on a target of 35% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee and subject to an annual adjustment of the target incentive bonus percentage. The amount of the incentive bonus payable to Mr. Stigall may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved.
Option and Restricted Stock Awards. Pursuant to our employment agreement with Mr. Burnett, Mr. Burnett received, on the start date of his employment, (i) an option to purchase 350,000 shares of our common stock at a per share exercise price of $2.50, and (ii) 200,000 restricted shares of our common stock. Pursuant to our employment agreement with Mr. D’Alessandro, Mr. D’Alessandro received, on the start date of his employment, (i) a non-qualified stock option to purchase up to 75,000 shares of our common stock; and (ii) 30,000 restricted shares of our common stock. The exercise price of such stock option is $5.80. Upon his hiring in July 2020, Mr. Stigall received, on the start date of his employment, 15,000 restricted shares of common stock. Our named executive officers may receive additional grants under our compensation plans at the discretion of the Compensation Committee.
All Other Compensation. Each named executive officer was entitled to participate in any benefit plan from time to time in effect for our executives and/or employees generally, subject to the eligibility provisions of that plan.

Payments Upon Termination or Change of Control
Termination Payments. In the event we terminate the employment of Mr. Burnett without cause, if Mr. Burnett terminates his employment for good reason, or if there is a termination upon expiration, as those terms are defined in his employment agreement, as amended, then he will be entitled to receive: (i) any base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his annual base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years; (iv) $18,000; and (v) any unreimbursed business expenses to which he is entitled as of the termination date. In addition, if we terminate Mr. Burnett’s employment without cause, Mr. Burnett terminates his employment for good reason, or there is a termination upon expiration (as defined in the employment agreement, as amended), (i) any unvested stock options and restricted stock previously granted to him prior to the effective date of the employment agreement, as amended, will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement; and (ii) any unvested stock options and restricted stock granted to him on or after the effective date of the employment agreement, as amended, scheduled to vest within the twelve (12) month period following the termination date will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of one year after the termination date or the final expiration date provided for in the applicable award agreement.
Mr. D’Alessandro’s employment agreement provides that if we terminate his employment without cause, if Mr. D’Alessandro terminates his employment for good reason, or if there is a termination upon expiration, as those terms are defined in the employment agreement, as amended, then he will be entitled to receive: (i) any base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years, if any; (iv) $18,000; and (v) any unreimbursed business expenses to which he is entitled as of the termination date. In addition if we terminate the employment of Mr. D’Alessandro without cause, Mr. D’Alessandro terminates his employment for good reason, or there is a termination upon expiration (as defined in the employment agreement, as amended), (i) any unvested stock options and restricted stock previously granted to him prior to the effective date of the employment agreement, as amended, will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement; and (ii) any unvested stock options and restricted stock granted to him on or after the effective date of the employment agreement, as amended, scheduled to vest within the twelve (12) month period following the termination date will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of one year after the termination date or the final expiration date provided for in the applicable award agreement.
Mr. Stigall’s employment agreement provides that if we terminate his employment without cause, if Mr. Stigall terminates his employment for good reason, or if there is a termination upon expiration, as those terms are defined in the employment agreement, as amended, then he will be entitled to receive: (i) any base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years, if any; (iv) $18,000; and (v) any unreimbursed business expenses to which he is entitled as of the termination date. In addition if we terminate the employment of Mr. Stigall without cause, Mr. Stigall terminates his employment for good reason, or there is a termination upon expiration (as defined in the employment agreement, as amended), (i) any unvested stock options and restricted stock previously granted to him prior to the effective date of the employment agreement, as amended, will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement; and (ii) any unvested stock options and restricted stock granted to him on or after the effective date of the employment agreement, as amended, scheduled to vest within the twelve (12) month period following the termination date will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of one year after the termination date or the final expiration date provided for in the applicable award agreement.
Change of Control Payments. Upon a change of control, as such term is defined in Mr. Burnett’s employment agreement, any unvested stock options and restricted stock previously granted to Mr. Burnett will become fully vested. In addition, if we terminate Mr. Burnett’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. Burnett will be entitled to receive a lump sum payment equal to the sum of: (i) two times his annual base salary in effect on the termination date; (ii) two times the average of his two highest bonuses paid in the previous three years; (iii) $18,000 (iv) any portion of base salary and bonus compensation earned but unpaid as of the termination date; and (v) reimbursement of business expenses he incurred as of the termination date.

Upon a change of control, as such term is defined in Mr. D’Alessandro’s employment agreement, any unvested stock options and restricted stock previously granted to Mr. D’Alessandro will become fully vested. In addition, if the Company terminates Mr. D’Alessandro’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. D’Alessandro will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) two times his annual base salary in effect on the termination date; (iii) two times the average of his two highest bonuses paid in the previous three years; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.
Upon a change of control, as such term is defined in Mr. Stigall’s employment agreement, any unvested stock options and restricted stock previously granted to Mr. Stigall will become fully vested. In addition, if the Company terminates Mr. Stigall’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. Stigall will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) two times his annual base salary in effect on the termination date; (iii) two times the average of his two highest bonuses paid in the previous three years; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.
Non-Competition; Non-Solicitation; Confidentiality; Assignment of Inventions. In connection with their compensatory contracts, each named executive officer also entered into a confidentiality agreement and non-compete agreement, which agreements impose on the executive customary restrictive covenants prohibiting the disclosure of our confidential information, requiring the executive to assign us any invention discovered in the scope of his employment, prohibiting him from competing with us during the term of his employment and for one year following the termination of his employment, and prohibiting him from soliciting our employees, consultants and contractors during the term of his employment and, for certain executive officers, for a period of time following the termination of his employment.
Outstanding Equity Awards at December 31, 2022
The table below sets forth information regarding the outstanding equity awards held by our named executive officers at December 31, 2022.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not vested (#)		Market Value of Shares of Stock that have not vested ($)
Joseph M. Burnett	350,000	(1)	—		$2.50	November 7, 2027	—		—
	74,404	(2)	—		$3.47	August 15, 2029	—		—
	31,414	(3)	20,942	(3)	$3.24	July 9, 2030	12,346	(4)	104,571	(4)
	5,875	(5)	23,502	(5)	$16.71	August 20, 2031	11,750	(6)	99,523	(6)
	—		46,743	(7)	$11.41	June 10, 2032	70,114	(8)	593,866	(8)
Danilo D’Alessandro	50,000	(9)	25,000	(9)	$5.80	September 29, 2030	10,000	(10)	84,700	(10)
	2,350	(5)	9,400	(5)	$16.71	August 20, 2031	4,700	(6)	39,809	(6)
	—		15,600	(7)	$11.41	June 10, 2032	23,401	(8)	198,206	(8)
Jeremy L. Stigall	1,175	(5)	4,700	(5)	$16.71	August 20, 2031	5,000	(11)	42,350	(11)
	—		11,686	(7)	$11.41	June 10, 2032	2,350	(6)	19,905	(6)
							6,337	(12)	53,674	(12)
							17,528	(8)	148,462	(8)

______________________
(1)One third of the shares subject to this option vested on the first anniversary of the grant date, November 7, 2018. The remaining two-thirds of the shares vested ratably in 8 equal quarterly installments beginning in the first quarter following the first anniversary of the grant date.
(2)The shares subject to this option vested as follows: (i) 20% of the total shares on August 15, 2020; (ii) 40% of the total shares on August 15, 2021; and (iii) 40% of the total shares on August 15, 2022.
(3)The shares subject to this option vested, or will vest, as follows: (i) 20% of the total shares on July 9, 2021; (ii) 40% of the total shares on July 9, 2022; and (iii) 40% of the total shares on July 9, 2023.
(4)The shares subject to this restricted stock grant vested, or will vest, as follows: (i) 20% of the total shares on July 9, 2021; (ii) 40% of the total shares on July 9, 2022; and (iii) 40% of the total shares on July 9, 2023.
(5)The shares subject to this option vested, or will vest, as follows: (i) 20% of the total shares on August 20, 2022; (ii) 40% of the total shares on August 20, 2023; and (iii) 40% of the total shares on August 20, 2024.
(6)The shares subject to this restricted stock grant vested, or will vest, as follows: (i) 20% of the total shares on August 20, 2022; (ii) 40% of the total shares on August 20, 2023; and (iii) 40% of the total shares on August 20, 2024.
(7)The shares subject to this option will vest as follows: (i) 20% of the total shares on June 10, 2023; (ii) 40% of the total shares on June 10, 2024; and (iii) 40% of the total shares on June 10, 2025.
(8)The shares subject to this restricted stock grant will vest as follows: (i) 20% of the total shares on June 10, 2023; (ii) 40% of the total shares on June 10, 2024; and (iii) 40% of the total shares on June 10, 2025.
(9)The shares subject to this option vested, or will vest, as follows: (i) one-third of the total shares on September 29, 2021; (ii) one-third of the total shares on September 29, 2022; and (iii) one-third of the total shares on September 29, 2023.
(10)The shares subject to this restricted stock grant vested, or will vest, as follows: (i) one-third of the total shares on September 29, 2021; (ii) one-third of the total shares on September 29, 2022; and (iii) one-third of the total shares on September 29, 2023.
(11)The shares subject to this restricted stock grant will vest on July 6, 2023.
(12)The shares subject to this restricted stock grant will vest, as follows: (i) 20% of the total shares on February 22, 2023; (ii) 40% of the total shares on February 22, 2024; and (iii) 40% of the total shares on February 22, 2025.

Option Exercises
None of our named executive officers exercised stock options in 2022.
EQUITY COMPENSATION PLAN INFORMATION

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (3)	1,583,446	(4)	$7.92	1,607,488	(5)
Equity compensation plans not approved by stockholders (6)(7)(8)(9)(10)(11)	512,375		$10.03	—
Total	2,095,821		$8.69	1,607,488

______________________
(1)The information presented in this table is as of December 31, 2022.
(2)The weighted-average exercise price calculation includes only stock options as restricted stock does not have an exercise price.
(3)Includes the Fourth Amended and Restated 2013 Incentive Compensation Plan, the 2021 Employee Stock Purchase Plan, and the 2012 Incentive Compensation Plan, under which awards are no longer being granted.
(4)Includes 885,911 outstanding stock options and 697,535 unvested restricted shares outstanding.
(5)Includes 1,286,967 shares of common stock available for issuance under the Fourth Amended and Restated 2013 Incentive Compensation Plan and 320,521 shares of common stock available for issuance under the 2021 Employee Stock Purchase Plan.
(6)In December 2013, we adopted our 2013 Non-Employee Director Equity Incentive Plan. The plan provides for the issuance of awards with respect to an aggregate of 14,250 shares of our common stock. As of December 31, 2022, awards with respect to 7,375 shares of our common stock were outstanding under the 2013 Non-Employee Director Equity Incentive Plan.
(7)In October 2014, we entered into a written compensatory contract with Francis P. Grillo, our former Chief Executive Officer, pursuant to which we awarded Mr. Grillo non-qualified stock options to purchase 60,000 shares of our common stock.
(8)In December 2014, we entered into a written compensatory contract with Wendelin C. Maners, our former Vice President, Sales and Marketing, pursuant to which we awarded Ms. Maners non-qualified stock options to purchase 8,750 shares of our common stock.
(9)In March 2015, we entered into a written compensatory contract with Harold A. Hurwitz, our former Chief Financial Officer, pursuant to which we awarded Mr. Hurwitz non-qualified stock options to purchase 11,250 shares of our common stock.
(10)In November 2017, we entered into a written compensatory contract with Joseph M. Burnett, our Chief Executive Officer and President, pursuant to which we awarded Mr. Burnett a non-qualified stock option to purchase 350,000 shares of our common stock and 200,000 restricted shares of our common stock.
(11)In September 2020, we entered into a written compensatory contract with Danilo D’Alessandro, our Chief Financial Officer, pursuant to which we awarded Mr. D’Alessandro a non-qualified stock option to purchase 75,000 shares of our common stock and 30,000 restricted shares of our common stock.

PAY VERSUS PERFORMANCE

Year	Summary Compensation Table total for PEO ($) (1)(2)	Compensation Actually Paid to PEO ($) (1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income (Loss) ($ thousands) (4)
2022	2,130,142	1,933,980	835,055	652,882	53.30	(16,435)
2021	1,468,475	986,375	592,501	378,216	70.61	(14,410)
______________________
(1)The NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2022	Mr. Burnett	Mr. D'Alessandro and Mr. Stigall
2021	Mr. Burnett	Mr. D'Alessandro and Mr. Piferi
(2)Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table for each applicable year.
(3)In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables below. For a discussion of the assumptions made in the valuation at grant, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Estimates–Share-Based Compensation” and Note 2 to the audited financial statements included our Annual Report on Form 10-K for the year ended December 31, 2022. For each fiscal year reflected, the "compensation actually paid" to the PEO and the average "compensation actually paid" to the non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for each applicable fiscal year, computed in accordance with Item 402(v) of Regulation S-K.

	2022	2021
Summary Compensation Table Total for PEO	2,130,142	1,468,475
Less: Grant Date Fair Value of Equity Awards	(1,209,602)	(506,010)
Add: Year-End Fair Value of Awards Granted in the Applicable Year that are Outstanding and Unvested	865,816	394,586
Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	(175,560)	(495,309)
Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	323,184	124,633
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid for PEO	1,933,980	986,375

	2022	2021
Average of Summary Compensation Table Total for NEOs (other than PEO)	835,055	592,501
Less: Grant Date Fair Value of Equity Awards	(378,194)	(139,143)
Add: Year-End Fair Value of Awards Granted in the Applicable Year that are Outstanding and Unvested	279,546	108,504
Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	(77,399)	(225,992)
Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(6,126)	42,346
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Average Compensation Actually Paid for NEOs (other than PEO)	652,882	378,216

(4)Amounts reflect the Company's net income as reported in our audited financial statements for the applicable year.

Description of Relationship Between Compensation Actually Paid and Company Performance

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “Compensation Actually Paid,” calculated in accordance with Item 402(v) of Regulation S-K, for a particular year. However, we believe the values reflected above for Compensation Actually Paid in each of the covered years demonstrate how the Compensation Committee structures our compensation program to prioritize “pay for performance.” The fluctuations in Compensation Actually Paid reflect (i) shifts in our stock performance over the covered years since a significant portion of the compensation paid to our NEOs is in the form of equity grants that include stock option grants and restricted stock subject to time-based vesting conditions only and (ii) attainment of pre-established goals under our annual bonus program. It is important to note that Compensation Actually Paid to our NEOs does not necessarily reflect the actual value that an executive will receive in the stated fiscal year as such value will depend on a variety of factors.

In 2021, the Summary Compensation Table included option awards and stock awards for the PEO and two NEOs that were associated with performance in 2020. In 2022, the Summary Compensation Table included option awards and stock awards for the PEO and other NEOs that were associated with performance in 2021.

The following describes how each of the financial measures in the table above, across the period included, relate to the trends in Compensation Actually Paid to the PEO and the other NEOs:

•Total Shareholder Return (TSR): Our TSR for 2022 decreased compared to 2021 due to general market conditions. Given the variation in general market conditions, we have not historically correlated compensation decisions directly to TSR. However, a portion of PEO and NEO compensation is in the form of stock options, which correlates such compensation to TSR.

•Net Income: Net income decreased during 2022, compared to 2021. Given our Company has incurred net losses since our inception, we have not historically looked to net income (loss) as a performance measure for our executive compensation program.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

BENEFIT PLANS
2012 Incentive Compensation Plan
We adopted our 2012 Incentive Compensation Plan in February 2012. The principal purpose of the plan was to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. Of the 75,000 shares of common stock that were eligible for issuance pursuant to awards made under this plan, 625 shares of common stock were subject to options outstanding as of December 31, 2022. As of such date, the outstanding options had a weighted average exercise price of $47.60 per share and expire in May 2023. Although this plan remains in effect and options under the plan remain outstanding, we ceased making awards under the plan upon stockholder approval of our 2013 Incentive Compensation Plan.
Fourth Amended and Restated 2013 Incentive Compensation Plan
Our 2013 Incentive Compensation Plan was adopted by our Board in March 2013 and approved by our stockholders in June 2013. On March 2, 2015, our Board adopted the Amended and Restated 2013 Incentive Compensation Plan, which was approved by our stockholders on June 4, 2015. On March 9, 2017, our Board adopted the Second Amended and Restated 2013 Incentive Compensation Plan, which was approved by our stockholders on October 3, 2017. In April 2020, our Board adopted the Third Amended and Restated 2013 Incentive Compensation Plan, which was approved by our stockholders on June 2, 2020. On March 20, 2022, our Board adopted the Fourth Amended and Restated 2013 Incentive Compensation Plan (the “Existing Plan”) to increase the number of shares of our common stock available for awards under the plan, which was approved by our stockholders on May 24, 2022. The principal purpose of our 2013 Incentive Compensation Plan, as amended and restated from time to time, is to attract, retain and motivate key employees, directors and consultants through the granting of stock-based compensation awards and cash-based performance bonus awards.
Under the Existing Plan, a total of 4,156,250 shares of our common stock are reserved for issuance. Of this amount, 1,582,821 shares were outstanding as of December 31, 2022, and 1,286,967 shares remained available for grants under the Existing Plan as of that date. As of December 31, 2022, the outstanding options had a weighted average exercise price of $7.89 per share and had expiration dates ranging from May 2023 to June 2032.
2013 Non-Employee Director Equity Incentive Plan
We adopted the 2013 Non-Employee Director Equity Incentive Plan in December 2013 to enable us to attract, retain and motivate non-employee directors of outstanding ability through the granting of stock-based awards. Of the 14,375 shares of common stock that were eligible for issuance pursuant to awards made under this plan, 7,375 shares of common stock were subject to options outstanding as of December 31, 2022, with a weighted average exercise price of $43.55 per share and expiration dates ranging from January 2024 to June 2025. Although this plan remains in effect and options under the plan remain outstanding, upon exhaustion of awards of shares eligible for issuance under this plan, stock-based awards to our non-employee directors are now made under the provisions of the Existing Plan which is discussed above.
Non-Employee Director Compensation Plan
See “How are our directors compensated?” in “Proposal No. 1 – Election of Directors.”
Key Personnel Incentive Program
We adopted, with an effective date in September 2006 and as amended in June 2010 and June 2013, the Key Personnel Incentive Program, or the KPIP, to provide a consultant and a then-employee who, at the time of adoption of the KPIP, were key to our development and licensing activities, with the opportunity to receive incentive bonus payments upon a consummation of a sale transaction, as defined in the KPIP. The Compensation Committee is responsible for administering the program, and the only participants in the program are Paul A. Bottomley and Parag Karmarkar. The program will terminate on the earlier of December 31, 2025 or the occurrence of a sale transaction.
In the event of a sale transaction, each of the participants will be entitled to receive a bonus payment under the program as of the date of the transaction. Mr. Karmarkar would receive a bonus equal to $1,000,000. Dr. Bottomley would receive a bonus equal to: (1) $1,000,000, plus (2) 1.4% of the amount by which the “net proceeds” from the sale transaction exceed $50,000,000, but not to exceed $700,000. For purposes of the KPIP, the “net proceeds” from a sale transaction will be the portion of the aggregate cash and non-cash consideration paid or payable in connection with the consummation of the sale transaction that is distributed, or otherwise available for distribution, to holders of our common stock.
401(k) Plan
We offer a 401(k) plan pursuant to Section 401(k) of the Code. All full-time United States employees are eligible to participate in the plan. The plan permits pretax contributions by participants not to exceed annual amounts allowable under the Code. Participants are fully vested in their contributions.
Employee Stock Purchase Plan
Our Board adopted the Employee Stock Purchase Plan (the "ESPP") on April 12, 2021, and our stockholders approved the ESPP in June 2021. Pursuant to the ESPP, 400,000 shares of Common Stock are issuable to all eligible employees of the Company. The plan permits eligible employees to purchase from the Company shares of Common Stock at a discount to fair market value. Of the 400,000 shares, 79,479 shares have been purchased and 320,521 shares of common stock were available for issuance under the ESPP as of December 31, 2022.
Hedging Policy
Our Securities Trading Policy, prohibits executing short sales (the selling of securities that are not owned at the time of sale and the seller hopes can be purchased at a lower price in the future) and purchasing or selling put or call options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Person Transactions
We adopted a related person transactions policy, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, other than a transaction which is deemed pre-approved under our Audit Committee Related Party Transactions Policy or involving less than $120,000 when aggregated with similar transactions, must be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the Audit Committee may approve or reject the transaction. Consistent with the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Related Person Transactions

The following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeds $605,355, which is 1% of the average of our total assets at year-end for our 2021 and 2022 fiscal years, and in which any of our executive officers, directors and principal stockholders, including their immediate family members, had or will have a direct or indirect material interest. In May 2019, we entered into a Supply Agreement (the “PTC Supply Agreement”) with PTC Therapeutics, Inc. (“PTC”) under which we are providing PTC with hardware, software, clinical case support services and market development services to support PTC’s potential commercialization in gene therapy globally. In January 2020, we entered into a securities purchase agreement with PTC and another investor under which we issued floating rate secured convertible notes in the principal amount of $10 million to PTC (the “PTC Note”). In 2022, PTC made payments to the Company under the PTC Supply Agreement in the amount of $3.1 million, representing approximately 34% of our biologics and drug delivery revenues, or 15% of our total revenues. The PTC Note accrues interest at a rate equal to the sum of (i) the greater of (x) the three (3)-month London Interbank Offered Rate (LIBOR) or (y) two percent (2%), plus (ii) an applicable margin of two percent (2%) on the outstanding balance. For the year ended December 31, 2022, we made interest payments to PTC of $0.5 million, in the aggregate. As of December 31, 2022, the principal and accrued interest on PTC Note was approximately $10 million. We believe both the PTC Note and the PTC Supply Agreement are on market terms and conditions and were entered into in the ordinary course of business. In 2019, PTC has also invested $4 million in the Company and acquired 1,290,323 shares of our common stock in our private placement, resulting in PTC becoming a beneficial owner of more than five percent of our common stock. In connection with this transaction, PTC received a contractual right to designate a nominee to our Board. Since April 2020, Dr. Klein, PTC’s current Chief Executive Officer and President, has been PTC’s designated director on our Board. Dr. Klein has no direct or indirect material interest in the payments or the services and products provided by the Company, which are the result of arms‑length commercial transactions.
Indemnification Agreements
In addition to the indemnification provided for in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of such individual’s service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving any of our directors or officers to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 27, 2023 regarding the beneficial ownership of our common stock by:
•each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Percentage ownership calculations for beneficial ownership are based on 24,582,251 shares outstanding as of March 27, 2023. Except as otherwise indicated below, the address of each beneficial owner of our common stock is c/o ClearPoint Neuro, Inc., 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of March 27, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Beneficial Owner	Number of Shares Owned		% of Shares Outstanding
5% Stockholders
PTC Therapeutics, Inc. 100 Corporate Court South Plainfield, NJ 07080	2,961,245	(1)	12.05%
Bigger Capital Fund 2250 Red Springs Drive Las Vegas, NV 89135	1,356,664	(2)	5.52%

Directors and Named Executive Officers
R. John Fletcher	142,271	(3)	*
Pascal E.R. Girin	123,963	(4)	*
B. Kristine Johnson	62,638	(5)	*
Matthew B. Klein	24,457	(6)	*
Timothy T. Richards	110,848	(7)	*
Lynnette C. Fallon	26,206	(8)	*
Linda M. Liau	25,570	(9)	*
Joseph M. Burnett	722,330	(10)	2.88%
Danilo D’Alessandro	107,079	(11)	*
Jeremy L. Stigall	44,081	(12)	*
All directors and executive officers as a group (11 persons)	1,436,343	(13)	5.78%
______________________
*Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)Based in part on a Schedule 13D/A filed by PTC on January 31, 2020. Includes 1,666,667 shares, which represents the maximum number of shares that may be issued to PTC in connection with the conversion of its senior secured convertible note having a principal amount of $10,000,000.

(2)Based on a Schedule 13G filed by Bigger Capital Fund on February 9, 2023. Mr. Bigger, as the managing member of Bigger GP and the managing member of District 2 Holdings, may be deemed to beneficially own the (i) 746,994 shares of Common Stock beneficially owned by Bigger Capital and (ii) 167,354 shares of Common Stock beneficially owned by District 2 CF. Mr. Bigger also may be deemed the beneficial owner of 143,000 shares of Common Stock owned by his spouse Patricia Winter and an aggregate of 276,000 shares of Common Stock held by the sons of Mr. Bigger. In addition, Mr. Bigger owns 23,316 shares of Common Stock in his IRA account.
(3)Includes 71,810 shares that Mr. Fletcher has the right to acquire through the exercise of options.
(4)Includes 74,310 shares that Mr. Girin has the right to acquire through the exercise of options.
(5)Includes 42,185 shares that Ms. Johnson has the right to acquire through the exercise of options.
(6)Includes 12,185 shares that Dr. Klein has the right to acquire through the exercise of options.
(7)Includes 74,810 shares that Mr. Richards has the right to acquire through the exercise of options.
(8)Includes 13,351 shares that Ms. Fallon has the right to acquire through the exercise of options.
(9)Includes 12,875 shares that Dr. Liau has the right to acquire through the exercise of options.
(10)Includes 94,208 shares of restricted stock for which Mr. Burnett has voting power and 461,692 shares that Mr. Burnett has the right to acquire through the exercise of options.
(11)Includes 38,100 shares of restricted stock for which Mr. D’Alessandro has voting power and 52,350 shares that Mr. D’Alessandro has the right to acquire through the exercise of options.
(12)Includes 29,948 shares of restricted stock for which Mr. Stigall has voting power and 1,175 shares that Mr. Stigall has the right to acquire through the exercise of options.
(13)Includes 816,743 shares issuable upon the exercise of options held by directors or executive officers.
“HOUSEHOLDING” OF PROXY MATERIALS
The SEC’s rules regarding the delivery of proxy materials to stockholders permit us to deliver a single copy of the Notice or other proxy materials to an address shared by two or more of our stockholders. This method of delivery is called “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one Notice, as applicable, to multiple stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders at the same mailing address. We will still be required, however, to send you and each other stockholder at your address an individual proxy voting card.
If you would like to receive more than one set of proxy materials or Notice, as applicable, we will promptly send you additional copies upon written or oral request directed to our Corporate Secretary at 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075 or (888) 287-9109. The same address and phone number may be used to notify us that you wish to receive a separate set of proxy materials or Notice in the future, or to request delivery of a single copy of our proxy materials or Notice if you are receiving multiple copies.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Our annual meeting of stockholders generally is held in late May or early June of each year. If you wish to submit a proposal to be included in our Proxy Statement for our 2024 Annual Meeting of Stockholders, proposals must be submitted by eligible stockholders who have complied with the relevant rules of the SEC and must be delivered to our Corporate Secretary at our principal executive office at 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2024 Annual Meeting. Pursuant to our bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (i.e., not earlier than January 25, 2024 and not later than February 24, 2024); provided, however, that in the event (i) the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or (ii) the Company did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. In the event a stockholder proposal intended to be presented for action at the 2024 Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by our Board in connection with the 2024 Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the 2024 Annual Meeting.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024. If the date of the 2024 Annual Meeting is changed by more than 30 days, then notice must be provided by the later of 60 days prior to the date of the annual meeting or within 10 days of our first public announcement of the date of the 2024 Annual Meeting.
If the chairperson of the meeting determines that a proposed nomination or business was not made or proposed in compliance with the procedures set forth in our bylaws or if the stockholder fails to comply with Rule 14a-19 promulgated under the Exchange Act with respect to a director nomination, our bylaws provide that the chairperson has the power to declare that the nomination or business will be disregarded or that such proposed business shall not be transacted.
ANNUAL REPORT AND FINANCIAL INFORMATION
A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 and a list of all its exhibits will be supplied without charge to any stockholder upon written request sent to our principal executive office: ClearPoint Neuro, Inc., Attn: Corporate Secretary, 120 S. Sierra Avenue, Suite 100, Solana Beach, California 92075. Exhibits to the Annual Report on Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov, or at our website at www.clearpointneuro.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

OTHER BUSINESS
Our Board knows of no matters other than those discussed in this Proxy Statement which will be presented at the 2023 Annual Meeting of Stockholders. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

By Order of the Board of Directors,

Ellisa Cholapranee
General Counsel and Secretary
Solana Beach, California
April [ ], 2023

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CLEARPOINT NEURO, INC.
________________________________________

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
________________________________________

CLEARPOINT NEURO, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.Section A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“A. Authorized Stock. The total number of shares which the Corporation shall have authority to issue is One Hundred Fifteen Million (115,000,000), consisting of Ninety Million (90,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and Twenty Five Million (25,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”

1.The amendment to the Amended and Restated Certificate of Incorporation of the Corporation effected hereby has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

1.This Certificate of Amendment will become effective as of 12:01 a.m. EST on [●], 2023.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer this _____ day of _____________, 2023.

CLEARPOINT NEURO, INC.

By:
Name: Joseph Burnett
Title: President and Chief Executive Officer

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CLEARPOINT NEURO, INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 23, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/clearpointneuro/2023

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors:
   (1) Joseph M. Burnett
   (2) Lynnette C. Fallon
   (3) R. John Fletcher
   (4) Pascal E.R. Girin
   (5) B. Kristine Johnson
   (6) Matthew B. Klein
   (7) Linda M. Liau
   (8) Timothy T. Richards

FOR ALL Nominees listed to the left ☐ FOR ALL EXCEPT as marked per the instruction below to the contrary ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Ratification of the appointment of Cherry Bekaert LLP as ClearPoint Neuro, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2023. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. An advisory (non-binding) vote to approve the compensation of ClearPoint Neuro, Inc.'s named executive officers. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.